      As Filed With the Securities and Exchange Commission on April 9, 2001
                                                     Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                          EN POINTE TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           Delaware                                             75-2467002
 (STATE OR OTHER JURISDICTION                                (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)

      100 N. Sepulveda Boulevard, 19th Floor, El Segundo, California 90245
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                                  ------------

                          EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)
                                  ------------

                               Attiazaz "Bob" Din
                             Chief Executive Officer
                          En Pointe Technologies, Inc.
                     100 N. Sepulveda Boulevard, 19th Floor
                          El Segundo, California 90245
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (310) 725-5200
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    Copy to:
                               Nick E. Yocca, Esq.
           Stradling Yocca Carlson & Rauth, a Professional Corporation
      660 Newport Center Drive, Suite 1600, Newport Beach, California 92660

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                 PROPOSED MAXIMUM          PROPOSED MAXIMUM            AMOUNT OF
  TITLE OF SECURITIES       AMOUNT TO BE          OFFERING PRICE       AGGREGATE OFFERING PRICE    REGISTRATION FEE
   TO BE REGISTERED          REGISTERED           PER SHARE (1)                   (1)
----------------------------------------------------------------------------------------------------------------------
  Common Stock, $.001       250,000 (2)             $ 1.28125                $ 320,312.50               $ 80.08
       par value               shares
======================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h), on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices reported by the Nasdaq National Market for the Common Stock on April 4, 2001 which was $ 1.28125 per share.

(2) Additional shares issuable pursuant to the Employee Stock Purchase Plan. An aggregate of 500,000 shares of Common Stock available for issuance under the Employee Stock Purchase Plan were registered on Registration Statements on Form S-8 filed on June 20, 1996 (Registration No. 333-06395) and November 1, 1999 (Registration No. 333-90037).

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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This registration statement relates to the En Pointe Technologies, Inc. Employee Stock Purchase Plan (the "Plan"). Initially, an aggregate of 250,000 shares of Common Stock were available for purchase under the Plan, and such 250,000 shares were registered on this form on June 20, 1996 (Reg. No. 333-06395). On November 1, 1999 (Reg. No. 333-90037) an additional 250,000 shares of Common Stock were registered on this form, respectively, bringing the aggregate authorized shares subject to the Plan to 500,000. On November 20, 2000, the Company's Board of Directors approved an increase of 250,000 shares of Common Stock issuable under the Plan. On March 30, 2001, the Company's stockholders approved such increase. This registration statement covers the current increase of 250,000 shares of Common Stock issuable under the Plan, bringing the total number of authorized shares to 750,000.

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following document is incorporated herein by reference:

               (a) The contents of the Registrant's Registration Statement on Form S-8 (Registration No. 333-06395).

               (b) The contents of the Registrant's Registration Statement on Form S-8 (Registration No. 333-90037).

Item 8.  EXHIBITS.

         5.1 Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.

         23.1 Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

         23.2     Consent of PricewaterhouseCoopers LLP, Independent
                  Accountants.

         24.1 Power of Attorney (included on the signature page to the Registration Statement).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on the 6th day of April, 2001.

                                   EN POINTE TECHNOLOGIES, INC.


                                   By:   /s/ Bob Din
                                            -----------------------------------
                                            Attiazaz "Bob" Din
                                            Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of En Pointe Technologies, Inc., do hereby make, constitute and appoint Attiazaz "Bob" Din and Michael Shabazian, and each of them acting individually, our true and lawful attorneys-in-fact and agents, with power to act without any other and with full power of substitution, to do any and all acts and things in our name and behalf in our capacities as directors and officers, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                                  TITLE                                            DATE
             ---------                                  -----                                            ----
/s/  Bob Din                           Chief Executive Officer and Chairman of the                  March 30, 2001
---------------------------            Board (Principal Executive Officer)
     Attiazaz "Bob" Din

/s/ Michael R. Shabazian               Chief Operating Officer, President and                       March 30, 2001
---------------------------            Director
     Michael R. Shabazian

/s/ Kevin D. Ayers                     Chief Financial Officer (Principal Financial                 March 30, 2001
---------------------------            and Principal Accounting Officer)
    Kevin D. Ayers

/s/ Naureen Din                        Secretary and Director                                       March 30, 2001
---------------------------
     Naureen Din

/s/ Zubair Ahmed                       Director                                                     March 30, 2001
---------------------------
    Zubair Ahmed

/s/ Verdell Garroutte                  Director                                                     March 30, 2001
---------------------------
    Verdell Garroutte

/s/ Mark Briggs                        Director                                                     March 30, 2001
---------------------------
    Mark Briggs

/s/ Barry Abelson                      Director                                                     March 30, 2001
---------------------------
     Barry Abelson

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                    DESCRIPTION
------                    -----------
    5.1          Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.
   23.1          Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation
                 (included in the Opinion filed as Exhibit 5.1).
   23.2          Consent of PricewaterhouseCoopers LLP, Independent Accountants.
   24.1          Power of Attorney (included on the signature page to the Registration
                 Statement).


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